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EXHIBIT 23.2

CONSENT OF PORTER KEADLE MOORE, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 2, 2001, accompanying the consolidated financial statements included in the Annual Report of Community Trust Financial Services Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of GB&T Bancshares, Inc. on Form S-4.

                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
April 25, 2001

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EXHIBIT 23.2 CONSENT OF PORTER KEADLE MOORE, LLP